UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2011

NUCOR CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-4119	13-1860817
(Commission File Number)	(IRS Employer Identification No.)

1915 Rexford Road, Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (704) 366-7000

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)    On May 12, 2011, the board of directors (the “Board”) of Nucor Corporation (the “Corporation”) approved certain amendments to the Corporation’s Amended and Restated Bylaws (the “Bylaws”). The amendments were effective immediately upon their approval by the Board. Apart from non-substantive language and conforming changes and other technical and cross-reference edits, the Corporation’s Bylaws were amended in the manner summarized below.

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Article II, Section 3 and Article III, Section 1(b) (Advance Notice Period Requirements for Stockholder Proposals and Director Nominations). Each of Article II, Section 3, governing the submission of a stockholder proposal for consideration at a meeting of stockholders, and Article III, Section 1(b), governing stockholder nominations for persons for election to the Board, has been revised to clarify and enhance the procedures for the submission of stockholder proposals and director nominations. Specifically, with respect to stockholder proposals and director nominations for consideration at any “annual” meeting of stockholders, these sections have been revised to require that stockholders provide notice of such proposals or nominations to the Corporation “not less than 120 calendar days nor more than 150 calendar days before the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th calendar day prior to the date of such annual meeting and not later than the close of business on the later of the 90th calendar day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 calendar days prior to the date of such annual meeting, the tenth calendar day following the day on which public announcement of the date of such meeting is first made by the corporation.” Previously, the Corporation’s Bylaws required that notice of stockholder proposals and director nominations for consideration at any “annual” meeting of stockholders be delivered to the Corporation “not less than 120 calendar days nor more than 150 calendar days before the first anniversary of the date the corporation began mailing its proxy materials for the preceding year’s annual meeting of stockholders.”

Each of Article II, Section 3 and Article III, Section 1(b) has also been revised to provide that “[i]n no event shall any adjournment or postponement of [any meeting of stockholders] or the announcement thereof commence a new time period for the delivery of a stockholder’s notice” under these sections.

Each of Article II, Section 3 and Article III, Section 1(b) has also been revised to provide that the notice required to be submitted by a stockholder proposing business for consideration or nominating a candidate for director at a meeting of the Corporation’s stockholders must include, in addition to the information expressly required to be included in these sections, “any other information regarding such stockholder or any Stockholder Associated Person or such proposal that would be required to be disclosed in a proxy statement or other filings required to be made in connection with a contested solicitation of proxies pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, if Section 14 were applicable.”

Each of Article II, Section 3 and Article III, Section 1(b) has also been revised to provide that the “chairman of the meeting” (rather than the “chairman of the board or the other director exercising the chairman’s powers and duties at the meeting”) shall, if the facts warrant, determine and declare at any meeting of stockholders that a stockholder proposal or director nomination was not made in accordance with the procedures set forth in the applicable section of the Corporation’s Bylaws and that such proposal or nomination should be disregarded.

Article III, Section 1(b) has also been revised to provide that the notice required to be submitted by a stockholder nominating a candidate for election as a director at a meeting of the Corporation’s stockholders must include, as to each such nominee, “whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such person with respect to the corporation’s shares or other securities.”

Article II, Section 3 has also been revised to provide that “[p]roposals may be presented for consideration by the stockholders of the corporation at an annual or special meeting of stockholders (x) by or at the direction of the board of directors, or (y) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this Section 3, who shall be entitled to vote for such proposal at the meeting and who complies with the notice procedures set forth in this Section 3.”

Article II, Section 3 has also been revised to provide that “a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder by the SEC with respect to the matters set forth in this Section 3; provided, however, that any references herein to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to stockholder proposals pursuant to this Section 3.”

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Article II, Sections 7 and 12 (Adjournment of Stockholders’ Meetings). Article II, Section 7 has been revised to provide that if a quorum shall not be present or represented by proxy at any meeting of the stockholders, the “chairman of the meeting” shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting or as may be required by law, until a quorum shall be present or represented by proxy. The Corporation’s Bylaws previously provided that the “Chairman of the Board or the stockholders entitled to vote thereat, present in person or represented by proxy” had the power to adjourn any meeting of the stockholders.

Article II, Section 12 has been added to provide that “the chairman of the meeting shall have the power to adjourn [any meeting of stockholders] from time to time, without notice other than announcement at the meeting or as may be required by law,” and that “[a]t such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally notified.”

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Article IV, Section 3 (Establishment of Record Date for Stockholder Action by Written Consent). This section has been added to grant the Board the authority to set the record date for purposes of determining the stockholders entitled to act by written consent in lieu of a meeting. This section provides that “[a]ny person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall deliver in writing to the secretary of the corporation a notice requesting that a record date be fixed for such purpose.” This section further provides that “the board of directors shall have until the end of the tenth day after receipt of such notice to determine in good faith the validity of the notice, and if appropriate, adopt a resolution fixing the record date for such purpose.” This section further provides that such “record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 10 calendar days after the date upon which the resolution fixing the record date is adopted.” This section further provides that “[i]f the corporation shall have received a valid notice to fix a record date for such purpose and the board of directors shall have failed to fix a record date for such purpose before the end of the tenth day after receipt of such notice, the record date shall be the day on which the first written consent is delivered to the corporation in the manner prescribed by applicable Delaware law; except that, if prior action by the board of directors is required under the provisions of Delaware law, the record date shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.” Finally, this section sets forth the information that must be included in any stockholder’s notice required by this section and provides that the Corporation may require a stockholder to “furnish additional information to the extent it may reasonably be required to determine the validity of the request for a record date.”

Capitalized terms used herein but not defined herein shall have the meanings given to them in the Corporation’s Amended and Restated Bylaws as adopted and effective as of May 12, 2011. The foregoing description is qualified in its entirety by reference to the text of the Amended and Restated Bylaws as adopted and effective as of May 12, 2011. The Amended and Restated Bylaws as adopted and effective as of May 12, 2011, and a copy marked to show changes from the prior Amended and Restated Bylaws, are attached hereto as Exhibits 3.1 and 3.2, respectively.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)    The Corporation held its annual meeting of stockholders on May 12, 2011.

(b)    At the meeting, stockholders elected all three of the directors nominated by the Board to serve for a term of two years and until their successors are duly elected and qualified. Each director received a greater number of votes cast “for” his or her election than votes “withheld” from his or her election as reflected below. The stockholders also ratified the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the year ending December 31, 2011. Additionally, the stockholders approved, on an advisory basis, the compensation of the Corporation’s named executive officers as disclosed in the Corporation’s proxy statement dated March 23, 2011 (the “2011 Proxy Statement”) and voted, on an advisory basis, to conduct future advisory votes on executive compensation every three years. The stockholders did not approve the two stockholder proposals presented at the meeting. For more information on the proposals, see the Corporation’s 2011 Proxy Statement. The final voting results for each of the proposals presented at the meeting are set forth below.

•	Election of Directors:

Director	Votes For	Votes Withheld
Peter C. Browning	216,961,141	16,272,367
Victoria F. Haynes, Ph.D.	227,413,815	5,819,676
Christopher J. Kearney	229,350,682	3,882,809

•	Ratification of PricewaterhouseCoopers LLP:

Votes For	Votes Against	Abstentions	Broker Non-Votes
266,953,692	3,104,884	369,839	-

•	Advisory Vote on Executive Compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
212,236,542	19,960,252	1,036,690	37,194,932

•	Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
112,502,355	2,139,852	117,800,020	789,377	37,196,812

•	Stockholder Proposal: Director Election Majority Vote Standard:

Votes For	Votes Against	Abstentions	Broker Non-Votes
78,972,550	153,334,151	926,783	37,194,932

•	Stockholder Proposal: Independent Chairman:

Votes For	Votes Against	Abstentions	Broker Non-Votes
78,362,334	153,941,765	929,384	37,194,932

(d)    In accordance with the Board’s recommendation, stockholders voted, on an advisory basis, to hold an advisory vote to approve executive compensation every three years. Based on the voting results, the Board has adopted a policy that the Corporation will include an advisory stockholder vote on executive compensation in the Corporation’s proxy materials on a triennial basis until the next required advisory vote on the frequency of stockholder votes on executive compensation, which will occur no later than the Corporation’s annual meeting of stockholders in 2017.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws of Nucor Corporation

3.2	Bylaws of Nucor Corporation, marked to show amendments effective as of May 12, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUCOR CORPORATION

Date: May 17, 2011	By:	/s/ James D. Frias
James D. Frias
Chief Financial Officer, Treasurer and Executive Vice President

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Nucor Corporation

3.2	Bylaws of Nucor Corporation, marked to show amendments effective as of May 12, 2011